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                                                                    EXHIBIT 99.1

LANNETT COMPANY, INC.

FOR FEBRUARY 6, 2004 RELEASE

CONTACT: FRANKLIN DOHANYOS
          FRANKLIN PUBLICITY, INC.
          248/399-1101

          franklinpr@aol.com

LANNETT COMPANY DISCLOSES GRANT OF OPTION BY MAJORITY STOCKHOLDER TO SELL HIS SHARES IN THE COMPANY

      PHILADELPHIA, PA - February 6, 2004 - LANNETT COMPANY, INC. (AMEX: LCI), today, has announced that its majority shareholder, William Farber, has entered into an irrevocable stock purchase option agreement that may result in the transfer of his ownership position to a third party.

      William Farber, Lannett's Chairman of the Board of Directors and Chief Executive Officer, has been the controlling shareholder of Lannett Company since 1991, when he acquired the rights to the majority of the Company's stock through an acquisition and financing agreement with the founder of the Company, Samuel Gratz. Mr. Farber has helped to successfully grow the Company over the past ten years by recruiting talented managers, and capitalizing on the opportunities of the generic industry. In order to engage in estate planning, Mr. Farber, at the age of 72, has made the decision to diversify his holdings in the Company and to sell his shares to a third party.

      Mr. Farber and his wife have granted an irrevocable stock option to a third party to purchase all of the shares they own or have the right to acquire, under stock options granted by the Company, at a price of $14.56 per share plus contingent additional consideration. The third party has the right to exercise its option, and buy the stock, any time between now and August 6, 2004. If it acquires the shares currently owned by Mr. and Mrs. Farber, the third party has represented that it will make a tender offer (to the extent permitted by law), or alternatively use its commercially reasonable efforts to enter into a merger agreement or other business combination with the Company, within ninety (90) days after the date it acquires the shares owned by Mr. and Mrs. Farber, for the remainder of the

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outstanding shares of common stock of the Company at a total price per share which is no less than the higher of (i) the average closing price of Lannett's common stock as publicly reported by the American Stock Exchange over the 10 trading days ending February 5, 2004, or (ii) the total price per share paid to Mr. and Mrs. Farber, including any additional consideration. Currently, there has been no offer communicated to Lannett's Board of Directors regarding the stock owned by the remaining shareholders. The decision to approve or disapprove any tender offer or business combination for the remaining shares will be subject to approval by a special committee comprised of the independent members of the Lannett Company Board of Directors. Mr. Farber and his wife own approximately 13.5 million shares of Lannett's common stock, which represents approximately 66% of the outstanding stock of the Company.

      The Company's common stock trades on the American Stock Exchange under the symbol "LCI". For more information please call Investor Relations at 215/333-9000.

      THIS PRESS RELEASE CONTAINS CERTAIN STATEMENTS OF A FORWARD-LOOKING NATURE RELATING TO FUTURE EVENTS OR FUTURE BUSINESS PERFORMANCE. ANY SUCH STATEMENTS THAT REFER TO LANNETT'S ESTIMATED OR ANTICIPATED FUTURE FINANCIAL RESULTS, FUTURE INVENTORY LEVELS, FUTURE COMPETITION OR PRICING, FUTURE LEVELS OF OPERATING EXPENSES, PRODUCT DEVELOPMENT EFFORTS OR PERFORMANCE, OR OTHER NON-HISTORICAL FACTS ARE FORWARD-LOOKING AND REFLECT LANNETT'S CURRENT PERSPECTIVE OF EXISTING TRENDS AND INFORMATION. THESE STATEMENTS INVOLVE RISKS AND UNCERTAINTIES THAT CANNOT BE PREDICTED OR QUANTIFIED AND, CONSEQUENTLY, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE, AMONG OTHERS, THE UNCERTAINTY THAT ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THE PRELIMINARY RESULTS DESCRIBED IN THIS PRESS RELEASE, RATES OF SALE OF CUSTOMER INVENTORIES, THE SUCCESS OF LANNETT'S PRODUCT DEVELOPMENT ACTIVITIES AND THE TIMELINESS WITH WHICH REGULATORY AUTHORIZATIONS AND PRODUCT ROLL-OUT MAY BE ACHIEVED, MARKET ACCEPTANCE OF LANNETT'S PRODUCTS AND THE IMPACT OF COMPETITIVE PRODUCTS AND PRICING, THE AVAILABILITY ON COMMERCIALLY REASONABLE TERMS OF RAW MATERIALS AND OTHER THIRD PARTY SOURCED PRODUCTS, SUCCESSFUL COMPLIANCE WITH EXTENSIVE, COSTLY, COMPLEX AND EVOLVING GOVERNMENTAL REGULATIONS AND RESTRICTIONS, EXPOSURE TO PRODUCT LIABILITY AND OTHER LAWSUITS AND CONTINGENCIES, AND OTHER RISKS AND UNCERTAINTIES DETAILED IN LANNETT'S MOST RECENT FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING BUT NOT LIMITED TO: LANNETT'S ANNUAL REPORT AND FORM 10-KSB FOR THE YEAR ENDED JUNE 30, 2003.

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